Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Post-Effective Amendment No. 166 to Registration Statement No. 002-90649 on Form N-1A of our reports dated December 13, 2017 relating to the financial statements and financial highlights of Fidelity International Small Cap Opportunities Fund and Fidelity International Value Fund, our reports dated December 14, 2017 relating to the financial statements and financial highlights of Fidelity Diversified International Fund, Fidelity Emerging Europe, Middle East, Africa (EMEA) Fund, Fidelity International Capital Appreciation Fund, and Fidelity Worldwide Fund, our reports dated December 15, 2017 relating to the financial statements and financial highlights of Fidelity International Small Cap Fund, Fidelity Total International Equity Fund, Fidelity Flex International Fund, and Fidelity International Capital Appreciation K6 Fund, our reports dated December 18, 2017 relating to the financial statements and financial highlights of Fidelity Diversified International K6 Fund and Fidelity Global Equity Income Fund, and our reports dated December 22, 2017 relating to the financial statements and financial highlights of Fidelity Series Emerging Markets Fund, Fidelity Series International Small Cap Fund, and  Fidelity Series International Value Fund, each a fund of Fidelity Investment Trust, appearing in the Annual Report on Form N-CSR of Fidelity Investment Trust for the year ended October 31, 2017, and to the references to us under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statement of Additional Information, which are a part of such Registration Statement.

/s/Deloitte & Touche LLP

Boston, Massachusetts

December 22, 2017